November 19, 2003



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

We have read the statements made by Artisan Funds, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR for the period ended September 30, 2003. We are in agreement with the statements concerning our firm in such Form N-SAR.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin